SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant             |_|

Filed by a party other than the Registrant XX

         Check the appropriate box:

|_|      Preliminary Proxy Statement

|_|      Confidential, for Use of the Commission Only
           (as permitted by Rule 14a-6(e)(2))

|X|      Definitive Proxy Statement

|_|      Definitive Additional Materials

|_|      Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                (Name of Registrant as Specified in Its Charter)

                             NICHOLS RESOURCES, LTD,
                       a General Partner of the Registrant

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

XX      No fee required

|_|     Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transactions applies:


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

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

         (4) Proposed maximum aggregate value of transaction:

         (5) Total Fee paid:

|_|      Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount previously paid:

         (2)    Form, Schedule or Registration Statement No.:

         (3) Filing party:

         (4) Date filed:




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

                   SECURED INVESTMENT RESOURCES FUND, L.P. III
                              1100 Main, Suite 2100
                           Kansas City, Missouri 64105

                                CONSENT STATEMENT


To the Limited Partners:

         Nichols Resources, Ltd. ("Nichols"), a general partner of Secured Investment Resources Fund, L.P. III (the "Partnership"), is recommending that each limited partner of the Partnership ("Limited Partner") consent to (i) the assignment of James R. Hoyt's and SIR Partners III, L.P.'s general partner interests to Nichols and (ii) the appointment of Nichols as successor Managing General Partner. Nichols does not anticipate that any of the other general partners of the Partnership will make a recommendation with respect to these proposals.

         THIS CONSENT STATEMENT IS BEING MAILED TO LIMITED PARTNERS ON OR ABOUT APRIL 21, 1999. TO BE COUNTED, A PROPERLY SIGNED CONSENT FORM MUST BE RECEIVED BY NICHOLS RESOURCES, LTD. (A GENERAL PARTNER) AT 1100 MAIN, SUITE 2100, KANSAS CITY, MISSOURI 64105, ON OR BEFORE May 21, 1999.


                              SETTLEMENT AGREEMENT

         On July 21, 1998, Nichols, Bond Purchase, L.L.C. ("Bond"), David L. Johnson ("Johnson") and other affiliates of Johnson, together with the Partnership, SIR Partners III, L.P., a general partner of the Partnership ("SIR Partners III"), SPECS, Inc., the company which provides management and investor services to the Partnership ("SPECS"), and James R. Hoyt, the current Managing General Partner of the Partnership ("Hoyt"), entered into a Settlement Agreement and Mutual Release (the "Settlement Agreement").
Hoyt is the general partner of SIR Partners III.

Dispute Among General Partners of the Partnership

         The Settlement Agreement settled a dispute which had arisen between Nichols, SIR Partners III and Hoyt, being all of the general partners of the Partnership, over the proper course of action to be taken for the Partnership. Hoyt wanted to sell all the Partnership's properties and liquidate the Partnership. Nichols did not believe that the immediate liquidation of the Partnership without full disclosure to the Limited Partners was in the Partnership's best interests. This dispute resulted in the filing of a civil action by Nichols, as plaintiff, against Hoyt, SIR Partners III, the Hoyt Group, Ltd. and Hoyt S. Partnership, L.P. in the Circuit Court of Jackson County, Missouri on January 27, 1998 (the "Lawsuit").

         Nichols alleged in the petition that the defendants had (i) failed to make the books and records of the Partnership available to Nichols as required by law and the Partnership's limited partnership agreement and (ii) breached a settlement agreement that had been previously entered

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

into between, among others, Nichols, Hoyt and certain Hoyt affiliates pursuant to which Hoyt had agreed to effectuate a change in management of the properties of the Partnership as requested by Nichols. The relief sought by Nichols was (i) a preliminary order in mandamus directing the defendants to file an answer to the petition or take a judgment by default, (ii) damages, both actual and punitive, along with interest, costs and attorneys' fees, (iii) a restraining order and an injunction restraining the defendants from selling any asset of the Partnership without the consent of the limited partners and the co-general partners of the Partnership and (iv) a judgment that Nichols is entitled to inspect the books and records of the Partnership and that the change in management of the assets of the Partnership requested by Nichols be effected.

Terms of the Settlement Agreement

         As part of the negotiations that led to the Settlement Agreement, Nichols raised its concern over a receivable that was owed by Hoyt and other affiliates to the Partnership. The receivable owed by Hoyt and other affiliates of the Partnership was for syndication costs and expenses that the Partnership had paid to Hoyt and other affiliates of the Partnership related to the issuance of limited partnership interests. The syndication costs and expenses paid by the Partnership exceeded the amount of such costs and expenses that were allowed by the Partnership Agreement. Therefore, Hoyt and the affiliates owed the
Partnership for the excess syndication costs and expenses. Hoyt in turn discussed selling the assets of the Partnership and liquidating the Partnership. Pursuant to the Settlement Agreement, Nichols agreed (i) to pay $100,000 in cash to SIR Partners III and Hoyt, $21,751 of which will be paid by Hoyt to the Partnership to pay a receivable owed by affiliates of the Partnership to the Partnership for unpaid excess syndication costs and expenses that were shown on the Partnership's 1997 year-end financial statements, (ii) to clarify or withdraw the statements that it filed electronically with the Securities and Exchange Commission (the "SEC") on April 2, 1998 (SEC File No. 0-18475) in which Johnson and Bond indicated that Hoyt had failed to provide financial and other information with respect to the Partnership and Hoyt had a conflict of interest as a general partner of the Partnership in certain actions taken by Hoyt and
(iii) to dismiss the civil actions filed. In exchange therefor, SIR Partners III and Hoyt have agreed to transfer their General Partner interests to Nichols, and Hoyt has agreed to withdraw as Managing General Partner. Under the Partnership Agreement, such transfers are subject to the majority vote of the Limited Partners as is the appointment of a successor Managing General Partner.

         Johnson and Bond withdrew the statements filed with the SEC on April 2, 1998, by filing a statement electronically with the SEC on August 3, 1998 (SEC File No. 0-18475). Limited Partners may read and copy the statements that were filed electronically on April 2, 1998 and August 3, 1998, and any other materials the Partnership has filed, without charge at, or obtain copies upon payment of prescribed fees from, the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Limited Partners may obtain information on the operation of the SEC's Public Reference Report by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains the above-referenced statements and the Partnership's reports, proxy and information statements and other information regarding the Partnership, and the address is http://www.sec.gov.

         Hoyt and SIR Partners III have also agreed in the Settlement Agreement that Nichols, as a General Partner of the Partnership, shall have the right to designate the management company

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to  manage  the  assets of the  Partnership  and to  execute  all  documents  to effectuate the release of the current management contract. Nichols named Maxus Properties, Inc., a Missouri corporation that specializes in commercial property management for affiliated owners ("Maxus"), as the new management company to manage the properties held by the Partnership effective as of January 1, 1999. Johnson, who is the principal shareholder and an officer and director of MJS Associates, Inc., a Missouri corporation that is the sole shareholder of Nichols ("MJS"), is also a majority shareholder and an officer of Maxus. Maxus employs more than 250 people to manage 45 commercial properties, including more than 7,500 apartment units and 300,000 square feet of retail and office space. Nichols anticipates paying management fees to Maxus of 5% of the gross revenues of the properties owned by the Partnership, which is the same fee that is currently paid by the Partnership for management fees.


                                   PROPOSAL 1
                   ASSIGNMENT OF GENERAL PARTNERSHIP INTERESTS

         The Partnership currently has three general partners: Nichols, SIR Partners III and Hoyt. Hoyt is the current Managing General Partner. Nichols, as a General Partner of the Partnership, is seeking the consent of the Limited Partners to the transfer of the General Partner interests of the Partnership from Hoyt and SIR Partners to Nichols.

Information Regarding the General Partners

         Nichols has three directors: Johnson, John W. Alvey and Daniel W. Pishny. Christine A. Robinson is Nichols' President, and Mr. Pishny and Mr. Alvey are Nichols' Vice President and Secretary/Treasurer, respectively. Nichols was formed on August 22, 1988 for the purpose of acting as a general partner of public real estate programs and otherwise investing in and dealing with limited partnerships, property management and real estate syndications. Currently, Nichols' sole business is acting as general partner of the Partnership. Prior to January, 1998, Nichols was a wholly-owned subsidiary of the J.C. Nichols Company. In January, 1998, MJS acquired all the issued and outstanding shares of common stock of Nichols from the J.C. Nichols Company. Besides its ownership of stock of Nichols and other real estate companies, MJS oversees construction relating to the rehabilitation of properties, but has no employees. As indicated above, Johnson is the principal shareholder and an officer and director of MJS.

         Ms. Robinson, age 32, has served as President of Nichols since January, 1998. As such, Ms. Robinson manages the day-to-day administrative functions of Nichols. Ms. Robinson also is currently Vice President and a minority shareholder of Maxus. Ms. Robinson has served as Vice President of Maxus since September 1997. Prior to September 1997, Ms. Robinson served as Sales/Marketing /Financial Analyst for American Italian Pasta Company, a retail pasta manufacturing and sales company, and also worked as an independent contractor for American Management Association, a company that provides management, finance and inventory seminars. Ms. Robinson graduated Magna Cum Laude from Kansas State University in 1990 where she received a degree in accounting.

         Johnson, age 43, is Chairman, Chief Executive Officer, and majority shareholder of Maxus. Mr. Johnson is also currently Vice President of KelCor, Inc., a Missouri corporation


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("KelCor") that specializes in the acquisition of commercial real estate and the purchase of loans and apartments from lending  institutions  and agencies of the
federal  government.   In  addition,   KelCor  acts  as  a  general  partner  in
approximately ten real estate limited partnerships. Mr. Johnson and his wife own all of the issued and outstanding stock of KelCor and 80 percent of the issued and outstanding stock of MJS. Mr. Johnson is also a member of, and majority owner of the outstanding interests in, Bond, which is a member-managed limited liability company. Mr. Johnson is a 1978 graduate of the University of
Missouri-Columbia.   Upon  graduation,  Mr.  Johnson  joined  the  international accounting firm of Arthur Andersen & Co., where he was promoted to Tax Manager in 1982. At Arthur Andersen, Mr. Johnson specialized in structuring real estate transactions for clients. In 1988, Mr. Johnson left Arthur Andersen to pursue a career in the development, syndication and management of commercial and multi-family real estate projects. Mr. Johnson is a licensed real estate broker and a certified public accountant in the State of Missouri. As of the date of this Proxy Statement, Mr. Johnson is a beneficial owner of 20 Limited Partner Units owned by Bond. Nichols, MJS, Maxus, KelCor and Bond are all affiliated companies that are involved in the commercial real estate business. These entities are affiliated because Johnson has either a direct or indirect majority ownership interest in each entity and is an officer of each entity.

         Besides his office of Vice President of Nichols, Daniel W. Pishny, age 36, is President, Chief Operating Officer and a minority shareholder of Maxus. Mr. Pishny graduated with highest distinction from the University of Kansas in 1984 where he obtained a degree in business administration. After graduating, he joined the Kansas City office of KPMG Peat Marwick, an international accounting firm. At KPMG Peat Marwick, Mr. Pishny was promoted to Audit Manager, specializing in the auditing offinancial institutions. From 1990 to 1995, Mr. Pishny worked in the commercial real estate lending departments of two major Kansas City financial institutions. Mr. Pishny joined Maxus in 1995 and is responsible for the day-to-day operations of Maxus and its managed properties.

         Besides his office of Secretary/Treasurer of Nichols, John W. Alvey, age 40, is Executive Vice President, Chief Financial Officer and a minority shareholder of Maxus and President of KelCor. Mr. Alvey holds a degree from Rockhurst College and a Masters of Accountancy from Kansas State University. In 1982, Mr. Alvey joined Arthur Andersen & Co., where he was promoted to Tax Manager working primarily on real estate matters for individual clients. Mr. Alvey joined Maxus in 1988 after spending one year working with a Kansas City-area real estate company. Mr. Alvey became President of KelCor in 1992. Mr. Alvey is responsible for the day-to-day accounting functions, risk management and taxes for Maxus and its managed properties.

         James R. Hoyt, age 60, holds a bachelor's degree in business administration and is a licensed real estate broker in two states. Mr. Hoyt has been actively involved for more than the past 20 years in various real estates endeavors including development, syndication, property management and brokerage. Since 1983, Mr. Hoyt has been involved as a general partner in ten real estate private placement offerings. As of December 31, 1998, these partnerships, including the Partnership, have raised a total of $60,709,750.

         SIR Partners III, formerly known as Hoyt Partners III, L.P., is a Missouri limited partnership organized on February 23, 1988. Mr. Hoyt is the general partner. SIR Partners III was formed for the purpose of acting as a general partner and acquisition agent of the Partnership.

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         In the event that the Limited Partners consent to the assignment of the
General Partner interests, Nichols will own by itself the 1% General Partner interest. This change in ownership in the General Partner interests in the Partnership will not in any manner alter or affect the amount or percentage of income or profits or losses for tax purposes distributed or allocated to the Limited Partners.


                                   PROPOSAL 2
               APPOINTMENT OF A SUCCESSOR MANAGING GENERAL PARTNER

         Nichols, as a General Partner of the Partnership, is also seeking the consent of the Limited Partners to the appointment of Nichols as the successor Managing General Partner of the Partnership. In connection with the Settlement Agreement, as indicated above, Mr. Hoyt has agreed to withdraw as Managing General Partner, subject to the Limited Partners' appointment of Nichols as the Managing General Partner.


                              ORGANIZATIONAL CHART

         In the event that the limited partners vote in favor of proposals 1 and 2, the following is an organizational chart of the Partnership that shows the relationship of some of the entities discussed in this Consent Statement:


          MJS Associates, Inc.
        (the sole shareholder of
        Nichols Resources, Ltd.)
                  |
                  |
         Nichols Resources, Ltd.
      (the sole general partner of
            the Partnership)
                  |
                  |
           Secured Investment                      Maxus Properties, Inc.
        Resources Fund, L.P., III ---------------  (the Partnership's
           (the "Partnership")                     management company)
                  |
                  |
          The Limited Partners
           of the Partnership

         In voting (i) to consent to the assignment of General Partner interests in the Partnership from Hoyt and SIR Partners III to Nichols and (ii) to appoint Nichols as the successor Managing General Partner, Limited Partners should consider the following:

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

                             REASONS FOR VOTING FOR
                                PROPOSALS 1 AND 2

         1. The consent to the assignment of General Partner interests in the Partnership from Hoyt and SIR Partners III to Nichols and the appointment of Nichols as the successor Managing General Partner of the Partnership would resolve the dispute over the management of the Partnership among the General Partners.

         2. Hoyt, as Managing General Partner, was unable to devote adequate attention to the management of the Partnership, including failing to make timely SEC filings.

         3. The management team of Nichols has substantial experience in the management of real estate properties.


                           REASONS FOR VOTING AGAINST
                                PROPOSALS 1 AND 2

         1. The management team of Nichols does not have extensive experience managing a publicly-traded company.

         2. If limited partners are satisfied with the current management and operation of the Partnership, such limited partners should vote against the proposals.

         The only other alternatives that have been discussed by the general partners is the sale of all of the properties of the Partnership and the subsequent liquidation of the Partnership. Otherwise, no other proposals have been considered. Nichols does not anticipate that the limited partners' investment in the Partnership and the operations will materially differ as a result of the proposals.

         The views and  recommendations  of the  Partnership  contained  in this
Proxy   Statement  are  only  those  of  Nichols,   a  General  Partner  of  the
Partnership..


                        FORECLOSURE OF KC CLUB APARTMENTS

         The cash generated from operations for the KC Club Apartments, one of the properties held by the Partnership, was insufficient to service the mortgage under the current payment requirements. Hoyt, as the Managing General Partner, had ongoing negotiations with the lender concerning a complete restructure of the mortgage and related debt service. The negotiations were unsuccessful, and on January 7, 1998 the property was lost to foreclosure. Less than three weeks later, the Lawsuit was filed. The Lawsuit was filed as a result of (i) Hoyt's mismanagement of the Partnership and (ii) Hoyt's desire to sell all the Partnership's properties and to liquidate the Partnership without the full disclosure of the Limited Partners.


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

                                VOTING PROCEDURES

         Voting by Limited Partners on the proposals is based on units of limited partnership issued by the Partnership ("Units"). On April 2, 1999, there were issued and outstanding and entitled to vote 9,685 Units representing $4,842,500 of capital contributions. Each Limited Partner is entitled to one vote per Unit owned, which represents a $500 capital contribution to the Partnership.

         Pursuant to the second paragraph of Paragraph 16.2.8 of the Amended and Restated Agreement of Limited Partnership of the Partnership, dated December 6, 1988 (the "Partnership Agreement"), the Limited Partners must approve by a Majority Vote the assignment of a General Partner's interest in the Partnership. Pursuant to Paragraph 17.6 of the Partnership Agreement, the Limited Partners may only appoint a successor Managing General Partner of the Partnership by a Majority Vote. A "Majority Vote" means the vote of Limited Partners who own more than 50% of the total number of Units currently issued and outstanding. Therefore, Limited Partners holding at least 4843 Units must approve (i) the assignment of James R. Hoyt's and SIR Partners III, L.P.'s General Partner interests to Nichols and (ii) the appointment of Nichols as successor Managing General Partner. Because abstentions and brokers non-votes will not be counted as a vote for the assignment of the General Partner interests or the appointment of Nichols as successor Managing General Partner, it will thus have the same effect as if the Units represented thereby were voted against the assignment of the General Partner interests and the nominee for successor Managing General Partner.

         Accompanying this Consent Statement is a Consent Form for each Limited Partner with respect to his/her unit ownership in the Partnership. By checking the appropriate box, each Limited Partner can indicate whether he/she votes FOR or AGAINST or ABSTAINS as to the two proposals. IF ANY INVESTOR RETURNS A CONSENT FORM DULY SIGNED WITHOUT CHECKING ANY BOX, HE/SHE WILL BE DEEMED TO HAVE VOTED FOR BOTH THE ASSIGNMENT OF THE GENERAL PARTNER INTERESTS AND THE APPOINTMENT OF NICHOLS AS SUCCESSOR MANAGING GENERAL PARTNER.

No Dissenters' Rights

         A Limited Partner who votes against or abstains does not have dissenters', appraisal or similar rights under Missouri law.

Record Date

         The General Partners have fixed the close of business on April 2, 1999 as the record date for the determination of the Limited Partners entitled to notice of and to vote on the assignment of the General Partner interests and the appointment of Nichols as successor Managing General Partner, the close of business on May 21, 1999 as the date by which Consent Forms must be received by Nichols in order to be counted, and May 24, 1999 as the date on which the consents are to be counted. A Limited Partner may revoke his/her consent at any time prior to May 21, 1999, provided written revocation is received by Nichols prior to that date.

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

                   COSTS ASSOCIATED WITH THE CONSENT STATEMENT

         The Partnership will pay all costs of preparing and soliciting consents. In addition to solicitation by mail, the Partnership may solicit proxies from Limited Partners personally or by telephone. This Consent Statement was first mailed to Limited Partners on or about April 21, 1999. Staff of Nichols will be available by telephone to answer any questions concerning this Consent.


                BENEFICIAL OWNERSHIP OF UNITS OF THE PARTNERSHIP

         To the knowledge of the Partnership, no person is the beneficial owner of more than 5 percent of the outstanding Units and none of the General Partners is the beneficial owner, directly or indirectly, of any Units, except for 429 Units beneficially owned by David L. Johnson, who is a director of Nichols.


                                    EMPLOYEES

         The Partnership has no employees. The Managing General Partner of the Partnership, currently Mr. Hoyt, is responsible for all aspects of the Partnership's operations.


                                 MANAGEMENT FEES

         Property management services for the Partnership's investment properties have been provided by SPECS, for which it has received a management fee based on the gross revenues of the properties owned by the Partnership. During 1997, the Partnership paid SPECS a property management fee of $137,445, plus $42,707 for certain professional services (such as tax accounting, audit preparation, preparation of Securities and Exchange Commission annual and quarterly reports and investor services). Pursuant to the Partnership Agreement, the Partnership also pays 5 percent of Cash Flow From Operations to the General Partners and their designees for managing the normal operations of the Partnership. The Partnership paid partnership management fees of $17,545 for theyear ended December 31, 1998. There was no partnership management fees paid for the years ended December 31, 1997 or 1997 due to the lack of positive net cash flow. The General Partners also hold an aggregate one percent interest in the profits and losses of the Partnership.

                                    BY ORDER OF THE BOARD OF DIRECTORS
                                    OF NICHOLS RESOURCES, LTD.

                                 /s/ Christine A. Robinson

                                    Christine A. Robinson
                                    President


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

                                   APPENDIX A

                   SECURED INVESTMENT RESOURCES FUND, L.P. III

                           CONSENT OF LIMITED PARTNERS

               This consent is solicited by the Board of Directors
                  of Nichols Resources, Ltd., a General Partner

         The undersigned, a Limited Partner of Secured Investment Resources Fund, L.P. III (the "Partnership"), hereby consents (unless otherwise directed below) to the assignment of the General Partner interests and the appointment of Nichols as successor Managing General Partner, as more fully described in the Consent Statement (the "Proposals").

         Please date and sign this Consent below and return it in the enclosed, postage paid envelope. To be counted, this Consent must be received not later than the close of business on May 21, 1999.

NICHOLS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:


         1. THE ASSIGNMENT OF JAMES R. HOYT'S AND SIR PARTNERS III, L.P.'S GENERAL PARTNER INTERESTS TO NICHOLS RESOURCES, LTD.

                  FOR the Assignment to Nichols Resources, Ltd. [   ]

                  AGAINST the Assignment to Nichols Resources,
                  Ltd. [  ]

         2.       APPOINTMENT OF A SUCCESSOR MANAGING GENERAL
                  PARTNER

                  FOR the Appointment of Nichols Resources, Ltd. [  ]

                  AGAINST the Appointment of Nichols Resources,
                  Ltd. [  ]

         The Partnership Units held by the signing Limited Partner will be voted as directed. They will be voted "FOR" the Proposal if no box is checked.

          Please sign exactly as your name appears below. When Partnership Units are held by joint tenants, both owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS CONSENT BY MAY 21, 1999.



                                            ____________________________________
                                            Date


                                            ____________________________________
                                            Signature


                                            ____________________________________
                                            Print Name


                                            ____________________________________
                                            Signature, if held jointly


                                            ____________________________________
                                            Print Name



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